                                                                    EXHIBIT 10.9

                             EMPLOYEE LOAN AGREEMENT

         THIS EMPLOYEE LOAN AGREEMENT ("Agreement") is entered into as of the ________ day of ______________, 2000, by and between INKTOMI CORPORATION, a Delaware corporation (the "Company"), and KIRK D. BOWMAN ("Employee") and EDITH
A. KUHLMANN, husband and wife (jointly and severally, "Borrowers").

                                    RECITALS

              A. Employee is employed by the Company as its Vice President of World Wide Field Operations.

              B. Borrowers have found it necessary to relocate their residence in order for Employee to become an employee of the Company.

              C. The Company and Borrowers desire that the Company lend to Borrowers the sum of One Million Five Hundred Thousand Dollars ($1,500,000) to assist Borrowers in purchasing a new principal residence.

         NOW, THEREFORE, the Company and Borrowers agree as follows:

                                    AGREEMENT

         1. PAYMENT: The Company will lend to Borrowers the amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Loan") which amount shall be used by Borrowers for the sole purpose of purchasing a new residence located at 20140 Orchard Meadow, City of Saratoga, County of Santa Clara, State of California (the "Property") pursuant to the terms and conditions set forth herein.

         2. CONDITIONS PRECEDENT: The Company's obligation to extend the Loan to Borrowers pursuant to this Agreement is expressly conditioned upon the satisfaction of or waiver by the Company of all of the following conditions precedent, each of which is exclusively for the benefit of the Company:

              A. Borrowers shall have executed and delivered to the Company one
(1) fully executed original promissory note in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) in substantially the same form as EXHIBIT A attached hereto, with all uncompleted information fully completed

              B. Borrowers shall have executed and delivered to the Company one
(1) fully executed, validly acknowledged deed of trust on the Property securing the Note in substantially the same form as EXHIBIT B attached hereto, with all uncompleted information fully completed (the "Deed of Trust").

              C. Lender shall have received from Fidelity National Title Company a title insurance policy insuring the Deed of Trust in the amount of the Note as a lien on the Property, subordinate only to a Seven Hundred Fifty Thousand Dollar ($750,000) deed of trust for the benefit of Bank of American ("BofA") and the exceptions to title described in Items Nos. 1, 2 (as to non-delinquent taxes only), 3, 6, and 7 of that certain Preliminary Report prepared by Fidelity National Title Company, dated January 26, 2000, at 7:30 a.m., and bearing Order No. 9000482-A, and including the following title insurance endorsements: 100, 103.7, and 110.9.

         3. BORROWERS' REPRESENTATIONS AND WARRANTIES: Borrowers hereby make the following representations and warranties to the Company, which representations and warranties shall be true and correct as of the date of the close of escrow for Borrowers' purchase of the Property, and Borrowers acknowledge that the Company is relying on such representations in making the Loan:

              A. Borrowers have good and marketable title to the Property free and clear of any security interests, liens or encumbrances securing monetary obligations other than a deed of trust dated concurrently herewith constituting a first lien against the Property in favor of BofA, to be recorded in the Official Records of the County of Santa Clara, State of California, securing a loan with a principal balance not in excess of Seven Hundred Fifty Thousand Dollars ($750,000) ("First Deed of Trust").

              B. The consent of no other person or entity is required to grant the Company the security interest in the Property evidenced by the Deed of Trust.

              C. There are no actions, proceedings, claims or disputes pending or, to Borrowers' knowledge, threatened against or affecting Borrowers or the Property.

         4. BORROWERS' ADDITIONAL OBLIGATIONS:

              A. DEED OF TRUST. Borrowers shall take any and all further actions that may from time to time be required to ensure that the Deed of Trust creates a valid lien on the Property in favor of the Company, which shall secure the Note and be junior in priority only to the First Deed of Trust. Borrowers shall not modify or amend the First Deed of Trust or the loan secured thereby without the prior written consent of the Company, and in no event shall Borrowers cause or permit the principal indebtedness secured by the First Deed of Trust to exceed the amount described in paragraph 3.A. Upon request by Employer, but not more frequently than once during any calendar year unless Lender believes in good faith that a title issue exists, Borrowers shall furnish evidence reasonably satisfactory to the Company that: (i) Borrowers have good and marketable title to the Property; (ii) the consent of no other person or entity is required to grant a security interest in the Property to the Company; and
(iii) there are no other deeds of trust, mortgages or encumbrances against the Property other than the First Deed of Trust. If it should be hereafter determined that there are defects against title or matters which could result in defects against title to the Property or that the consent of another person or entity is required to grant to and perfect in the Company a valid second-priority lien on the Property, Borrowers shall promptly take all action necessary to remove such defects and to obtain such consent and grant (or cause to be granted) and perfect such lien on the Property.

Failure of Borrowers to use all good faith efforts to comply with the provisions of this Paragraph 4 or failure of the Deed of Trust to be a valid lien against the Property, subject only to the lien of the First Deed of Trust, shall be deemed a Maturity Event, as defined in the Note.

         5. REPAYMENT OF LOAN: Borrowers shall pay to the Company the outstanding principal balance of the Note, together with all accrued, but unpaid interest thereon, and all other sums due hereunder, under the Note, or under any other document executed by Borrowers or Employee in connection herewith in accordance with the term and conditions of this Agreement, the Note or such other document. Notwithstanding the foregoing or anything to the contrary in the Note, for the period commencing on the date of the Note and ending on February 28, 2002 ("Allowance Period") and provided the conditions precedent set forth below are fulfilled, then:

         (i) the interest rate payable with respect to the principal balance of the Note shall be reduced to zero percent (0%); and


         (ii)     in the event the interest rate reduction pursuant to clause
                  (i), immediately above, subjects the Borrowers to imputed state or local net income taxes on the difference between the stated interest rate of the Note and the reduced interest rate of the Note, then, on December 31st of 2000, 2001, and 2002 for any portion of the Allowance Period within the calendar year then ending, the Lender shall pay to the Borrowers an amount sufficient to pay the Borrowers' federal and state income taxes imposed upon (i) the increase the Borrowers' gross income that must be included in the Borrowers' tax returns for said calendar year solely as a consequence of the imputation of interest resulting from the interest rate reduction pursuant to clause (i) above, less (ii) the amount of any increases in deductions allowable to the Borrowers on such return as a consequence of said imputation of interest (such as, for example, the residence mortgage interest deductions);

         (iii) on December 31st of 2000, 2001, and 2002, Lender shall reimburse to Employee the state and local property taxes levied upon that portion of the assessed value of the Property that is in excess of $1,000,000, and less than $2,250,000, for any portion of the Allowance Period within the calendar year then ending; and

         (iv) in the event the reimbursement of property taxes pursuant to clause (iii), immediately above, subjects the Borrowers to state or local net income taxes on the amount of such reimbursement, then, on December 31st of 2000, 2001, and 2002 for any portion of the Allowance Period within the calendar year then ending, the Lender shall pay to the Borrowers an amount sufficient to pay the Borrowers' federal and state income taxes imposed upon (i) the increase the Borrowers' gross income that must be included in the Borrowers' tax returns for said calendar year solely as a consequence of the reimbursement of property taxes pursuant to clause (iii) above, less (ii) the amount of any increases in deductions allowable to the Borrowers on such return as a consequence of said reimbursement of property taxes.

         The benefits granted to the Borrowers pursuant to clauses (1) through
(iv), above are conditioned upon the following: (a) no "Maturity Event" as defined in the Note occurs; (b) the Employee continues to be employed by the Lender (with proration of said benefits for any partial month of employment), and (c) the Borrowers continue to own and occupy the Property as their principal place of residence. In the event of any divorce of the Borrowers, the benefits granted by this Section shall be calculated as if no such divorce occurred and any sums payable to the Company pursuant to the foregoing shall be paid only to the Employee.

         6. MATURITY EVENT: The Note shall immediately become due and payable, without notice or demand, upon the occurrence of any "Maturity Event" as defined in the Note.

         7. INTEREST PAYABLE BY BORROWERS: Interest shall accrue on the unpaid principal amounts of the Note at the rate specified in the Note.

         8. ENTIRE AGREEMENT: This Agreement, together with the Note and the Deed of Trust, constitutes the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought. No waiver of any provision of this Agreement, the Note, or the Deed of Trust shall be effective unless in writing and the waiver of any one provision shall not be deemed a waiver of any other provision unless expressly stated in writing. All rights and remedies of the Company described herein and in any other documents or instruments evidencing or securing the loan (including, without limitation, the Note and the Deed of Trust) shall be cumulative and not restrictive of any other rights or remedies available under any other document or instrument, at law or in equity.

         9. NO COVENANT FOR EMPLOYMENT OR ADVANCES: Employee understands and acknowledges that this Agreement does not modify Employee's at-will status at the Company and does not constitute an employment agreement or a promise by the Company to continue Employee's employment. Either the Company or Employee may terminate such employment relationship at any time, with or without cause.

         10. NOTICES: All notices and other communications required or permitted hereunder shall be in writing and may be given by (a) personal delivery, (b) certified mail, postage prepaid, return-receipt requested, (c) courier service, fully prepaid, or (d) facsimile. Any such notice shall be properly addressed to the address of the parties set forth on the signature page hereof and shall be deemed to have been given (i) if personally delivered, when delivered, (ii) if by certified mail, return-receipt requested, when delivered or refused, (iii) if by courier service, on the next business day following deposit, cost prepaid, with Federal Express or similar private carrier, or (iv) if by facsimile, instantaneously upon confirmation of receipt of facsimile. The Company or Borrowers may change their address by giving notice of the same in accordance with this paragraph. The term "business day" shall mean a day on which the carrier used (Federal Express or other private carrier, or the U.S. Postal Service, as applicable) delivers, whether by special request or in the ordinary course of operations.

         11. ASSIGNMENT: Borrowers may not assign any of their rights and/or duties under this Agreement without the prior written consent of the Company, which consent shall not be unreasonably withheld. All of the rights and/or duties of the Company under the Note and the Deed of Trust shall be freely assignable.

         12. INCOME TAX CONSEQUENCES: Borrowers hereby acknowledge that the Company has made no representation or warranty to Borrowers concerning the income tax consequences of the loan to Borrowers and Borrowers shall be solely responsible for ascertaining and bearing such tax consequences.

         13. GOVERNING LAW: This Agreement shall be governed in all respects by the laws of the State of California.

         14. HEADINGS: The titles and headings of the various paragraphs hereof are intended for means of reference and are not intended to place any construction on the provisions hereof.

         15. INVALIDITY: If any provision of this Agreement shall be invalid or unenforceable the remaining provisions shall not be affected thereby and every provision hereof shall be valid and enforceable to the fullest extent permitted by law.

         16. COUNTERPARTS: This Agreement may be executed in one (1) or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts, together, shall constitute one and the same instrument.

         17. MISCELLANEOUS: Time is of the essence of this Agreement, the Note, the Deed of Trust and any other document executed by Employee or Borrowers in connection therewith. If any action shall be commenced between the parties with respect to the Loan, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses. Liability hereunder shall be joint and several both between Borrowers and among all other persons and entities now or hereafter liable for all or any part of the Loan.

                            [Signatures on Next Page]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

BORROWERS:                                THE COMPANY:

                                          INKTOMI CORPORATION,
--------------------------------          a Delaware corporation
KIRK D. BOWMAN
                                          By:
                                             -------------------------------
--------------------------------
EDITH A. KUHLMANN                         Its:
                                              ------------------------------

Address: Kirk D. Bowman and               Address: Inktomi Corporation
         Edith A. Kuhlmann                         4100 East Third Ave. MS FC2-6
         20140 Orchard Meadow                      Foster City, CA 94404
         Saratoga, CA 95070                        Attn:____________________
         (408)______________                       (650)_____________________
         Facsimile                                 Facsimile
         Number:________________                   Number: (650) _____________

                                    EXHIBIT A

                             FORM OF PROMISSORY NOTE

                                   [ATTACHED]

                                 PROMISSORY NOTE
                            SECURED BY DEED OF TRUST

                (HOUSING RELOCATION LOAN - I.R.C.ss.1.7872-5-(T))



$1,500,000.00                                      ________________, 2000
                                                   ________________, California


         FOR VALUE RECEIVED, the undersigned, KIRK D. BOWMAN ("Employee") and EDITH A. KUHLMANN, husband and wife (jointly and severally, "Borrowers"), promise to pay to the order of INKTOMI CORPORATION, a Delaware corporation ("Lender"), at 4100 East Third Ave., MS FC2-6, Foster City, California 94404 (or at such other place as Lender may from time to time designate by written notice to Borrowers), in lawful money of the United States, the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000), together with interest thereon at the rate of six and eight tenths percent (6.8%) per annum.

         1. PAYMENT: The principal and interest due pursuant to this Note shall be paid as follows:

              (a) Upon the occurrence of a Maturity Event (as defined herein), Borrowers shall pay to Lender all amounts due under this Note, including all unpaid principal and all accrued but unpaid interest on the principal amount hereof.

              (b) Subject to Section 3 below, the entire outstanding principal balance of this Note, plus any accrued, but unpaid interest thereon, and any other sum due hereunder shall be due and payable in full on the fourth (4th) anniversary date of this Note. Notwithstanding the foregoing, if Employee's employment with Lender is terminated by Lender, with or without cause, then interest on this Note shall become due and payable in arrears on December 31st of the year following the year in which the termination became effective, and on each year thereafter until the fourth (4th) anniversary date of this Note, when all accrued but unpaid interest shall be payable. (For example, if Lender terminates Employee's employment effective June 1, 2000, then all accrued interest shall become due and payable on December 31, 2001 and on each subsequent December 31st until the maturity date of this Note.)

              (c) Principal and interest shall be payable in lawful money of the United States. Interest shall be calculated on the basis of a 360-day year consisting of twelve (12) months, each of thirty (30) days, and shall compound annually. Each payment shall be applied first to accrued interest, then to any other amounts (other than principal) payable hereunder as designated by Lender, and then to reduce principal.

              (d) All payments made hereunder shall be made by Borrowers free and clear of, and without deduction for, any and all present and future taxes, levies, charges, deductions and withholdings. Borrowers shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, performance and enforcement of this Note.

         2. SECURITY: This Note is secured by that certain Deed of Trust (the "Deed of Trust") of even date herewith made by Borrowers, as trustors, to First American Title Insurance Company, as trustee, for the benefit of Lender, as beneficiary, which shall be recorded in the Official Records of the County of Santa Clara, State of California, encumbering certain real property commonly known as 20140 Orchard Meadows, City of Saratoga, County of Santa Clara, State of California (the "Property"), described with particularity in the Deed of Trust, which Borrowers intend to occupy as their principal place of residence.

         3. MATURITY EVENT: Upon the occurrence of a Maturity Event (as hereinafter defined), the entire unpaid principal balance, together with all accrued but unpaid interest thereon, and all other sums due hereunder, shall become immediately due and payable without further demand or notice to Borrowers. To the extent permitted by law, any of the following events shall be a "Maturity Event" under this Note and the Deed of Trust:

              (a) Borrowers shall fail to pay any amount of the principal or interest on this Note when due and shall fail to cure such non-payment within ten (10) days following written notice of such delinquency.

              (b) There shall occur any breach or default in the performance of any obligation of Borrowers or Employee contained in the promissory note payable by the Borrowers, as payors, to Bank of America, as payee, in the original principal amount of Seven Hundred Fifty Thousand Dollars ($750,000), executed concurrently herewith (the "BofA Note"), the deed of trust, security agreements and/or loan documents executed by Borrower in connection with the BofA Note (herein collectively with the BofA Note the "First Loan Documents"); provided that such breach or default will not be deemed a Maturity Event if it is cured to the satisfaction of the holder of the note and the trustee of the deed of trust within any cure period expressly provided for in said First Loan Documents.

              (c) There shall occur a breach or default in the performance of any obligation of Borrowers or Employee contained in the Employee Loan Agreement (the "Loan Agreement") of even date between Borrowers and Lender, the Second Deed of Trust, as defined hereinbelow, or any other deed of trust or other security instrument now or hereafter encumbering the Property which may hereafter be executed by Borrowers for the purpose of securing this Note.

              (d) Borrowers, without the prior written consent of Lender, voluntarily or by operation of law, sell, convey, assign, further encumber or otherwise transfer or agree to sell, convey or otherwise transfer, all or any portion of, or any interest in, the Property.

              (e) Borrowers (i) admit in writing their inability to pay debts,
(ii) make an assignment for the benefit of creditors, (iii) file a voluntary petition in bankruptcy, effect a plan or other arrangement with creditors, liquidate their assets under arrangement with creditors, or liquidate their assets under court supervision, (iv) have an involuntary petition in bankruptcy filed against them that is not discharged within sixty (60) days after such petition is filed, or (v) apply for or permit the appointment of a receiver or trustee or custodian for any of their property or assets which shall not have been discharged within sixty (60) days after the date of appointment.

              (f) The occurrence of the fourth (4th) anniversary of the date of this Note.

              (g) The occurrence of the ninetieth (90th) day following the termination by Employee of his employment with Lender for any reason (other than Lender's termination of such employment, with or without cause.

              (h) Any representation or warranty of Employee or Borrowers contained herein, in any agreement entered into between Borrowers and Lender in connection herewith, or in any First Loan Document shall prove to be false or misleading in any material respect.

              (i) The Second Deed of Trust (as defined herein) is not recorded against the Property at the closing of the purchase by Borrower of the Property or at any time ceases to be a valid lien on the Property subject only to the deed of trust securing the BofA Note.

              (j) One (1) year following the death of the Employee.

              (k) Borrowers default in their obligation to pay any indebtedness or to perform any other obligation which is secured by a deed of trust or other lien on the Property or default under any deed of trust securing such indebtedness.

              (l) The amount of indebtedness secured by any interest in the Property superior in right to the Second Deed of Trust exceeds Seven Hundred Fifty Thousand Dollars ($750,000).

         4. LATE CHARGE: Because the actual damage to Lender resulting from any default by Borrowers in the payment of any installment of principal and/or interest when due is impractical and extremely difficult to ascertain, in addition to its other rights and remedies, Lender shall be entitled to recover six percent (6%) of the amount of any such delinquent installment as liquidated damages if Borrowers fail to pay any installment within ten (10) days after Borrower receives written notice from Lender of the amount due and owing.

         5. BORROWERS' REPRESENTATIONS: Borrowers hereby make the following representations and warranties to the Lender and acknowledge that Lender is relying on such representations in making the loan:

              (a) Borrowers shall have good and marketable title to the Property free and clear of any security interests, liens or encumbrances other than (i) the deed of trust in favor of Bank of America, as beneficiary, securing the BofA Note, and (ii) the deed of trust in favor of Lender, securing this Note;

              (b) The consent of no other person or entity is required to grant to Lender the security interest in the Property evidenced by the Second Deed of Trust.

              (c) There are no actions, proceedings, claims or disputes pending or, to the Borrowers' knowledge, threatened against or affecting the Borrowers or the Property.

              (d) Borrower has delivered to Lender true, correct and complete copies of all First Loan Documents.

         6. BORROWERS' ADDITIONAL OBLIGATIONS:

            Borrowers shall take any and all further actions that may from time to time be required to ensure that the Second Deed of Trust creates a valid lien on the Property in favor of the Lender, which shall secure the Note and be junior in priority only to the deed of trust securing the BofA Note. Borrowers shall not modify, supplement, or amend any First Loan Document without the prior written consent of the Company, which consent shall not be unreasonably withheld, and in no event shall Borrowers cause or permit the principal indebtedness payable under the First Loan Documents to exceed Seven Hundred Fifty Thousand Dollars ($750,000). Upon request by Employer, but in no event more frequently than once during any calendar year, Borrowers shall furnish evidence reasonably satisfactory to the Lender that: (i) Borrowers have good and marketable title to the Property; (ii) the consent of no other person or entity is required to grant a security interest in the Property to the Lender; and
(iii) there is no other deed of trust, mortgage or encumbrance against the Property other than the deed of trust securing the BofA Note. If it should be hereafter determined that there are defects against title or matters which could result in defects against title to the Property, or that the consent of another person or entity is required to grant to and perfect in the Lender a valid second-priority lien on the Property, Borrowers shall promptly take all action necessary to remove such defects and to obtain such consent and grant (or cause to be granted) and perfect such lien on the Property. Failure of Borrowers to use all good faith efforts to comply with the provisions of this Paragraph 6 or failure of the Second Deed of Trust to be a valid lien against the Property, subject only to the lien of the deed of trust securing the BofA Note, shall be deemed a Maturity Event.

         7. SECOND DEED OF TRUST: As used herein, "Second Deed of Trust" shall mean the deed of trust constituting a second-priority lien against the Property, executed by Borrowers, for the benefit of Lender, as beneficiary, to be recorded in the Official Records of the County of Santa Clara, State of California, concurrently herewith. The Second Deed of Trust provides, among other things, as follows:

                  If the trustor shall sell, convey or alienate said property, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the beneficiary being first had and obtained, beneficiary shall have the right, at its option, except as prohibited by law, to declare any indebtedness or obligations secured hereby, irrespective of the maturity date specified in any note evidencing the same, immediately due and payable.

         8. NOTICE: This Note is subject to Section 2924(i) and 2966 of the California Civil Code which provides that the holder of this Note shall give written notice to Borrowers or their successors-in-interest, of prescribed information (as set forth in said Civil Code Sections) at least ninety (90) days and not more than one hundred and fifty (150) days before any Balloon Payment is due.

         9. ATTORNEYS' FEES: In the event of Borrowers' default hereunder, Borrowers shall pay all costs of collection, including reasonable attorneys' fees incurred by the holder hereof on account of such collection, whether or not suit is filed hereon.

         10. WAIVER: The waiver by Lender of any breach of or default under any term, covenant or condition contained herein or in any other agreement referred to above shall not be deemed to be a waiver of any subsequent breach of or default under the same or any other such term, covenant or condition.

         11. NO USURY: Borrowers hereby represent and warrant that at no time shall the proceeds of the indebtedness evidenced hereby be used "primarily for personal, family, or household purposes" as that term is defined and used in
Article XV of the California Constitution (as amended from time to time). Anything in this Note to the contrary notwithstanding, it is expressly stipulated and agreed that the intent of Borrowers and Lender is to comply at all times with all usury and other laws relating to this Note. If the laws of the State of California would now or hereafter render usurious, or are revised, repealed or judicially interpreted so as to render usurious, any amount called for under this Note, or contracted for, charged or received with respect to the loan evidenced by this Note, or if any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by law, then it is Borrowers' and Lender's express intent that all excess amounts theretofore collected by Lender be credited to the principal balance of this Note (or, if this Note has been paid in full, refunded to Borrowers), and the provisions of this Note immediately be deemed reformed and the amounts therefor collectible hereunder reduced, without the necessity of execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

         12. PREPAYMENT: Borrowers may prepay all or any portion of this Note at any time prior to the stated maturity date, with no premium or penalty, and interest shall thereupon cease on the portion of the principal amount prepaid.

         13. GENERAL PROVISIONS: This Note shall be governed by and construed in accordance with the laws of the State of California. The makers of this Note hereby waive presentment for payment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and consent that Lender may extend the time for payment or otherwise modify the terms of payment or any part of the whole of the debt evidenced by this Note, at the request of any person liable hereon, and such consent shall not alter nor diminish the liability of any person. Borrowers hereby waive the defense of the statute of limitations in any action on this Note to the extent permitted by law. Time is of the essence of this Note, the Second Deed of Trust and any other document executed by Borrowers in connection therewith. Liability hereunder shall be joint and several both between Borrowers and among all other persons and entities now or hereafter liable for all or any part of the Loan.

         14. THIS NOTE, THE LOAN AGREEMENT, THE DEED OF TRUST, AND ALL RELATED DOCUMENTATION ARE EXECUTED VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE ON THE PART OF OR ON BEHALF OF THE PARTIES HERETO, WITH THE FULL INTENT OF CREATING THE OBLIGATIONS AND SECURITY INTERESTS DESCRIBED HEREIN AND THEREIN. THE PARTIES ACKNOWLEDGE THAT: (a) THEY HAVE READ SUCH DOCUMENTATION; (b) THEY HAVE BEEN REPRESENTED IN THE PREPARATION, NEGOTIATION AND EXECUTION OF SUCH DOCUMENTATION

BY LEGAL COUNSEL OF THEIR OWN CHOICE; (c) THEY UNDERSTAND THE TERMS AND CONSEQUENCES OF THIS NOTE, THE LOAN AGREEMENT, THE DEED OF TRUST, AND ALL RELATED DOCUMENTATION AND THE OBLIGATIONS THEY CREATE; AND (d) THEY ARE FULLY AWARE OF THE LEGAL AND BINDING EFFECT OF THIS NOTE, THE DEED OF TRUST AND THE OTHER DOCUMENTS CONTEMPLATED BY THIS AGREEMENT.

                            [Signatures on next page]

         IN WITNESS WHEREOF, Borrowers have executed this Note as of the day and year first above written.

                                   ---------------------------------------------
                                   KIRK D. BOWMAN


                                   ---------------------------------------------
                                   EDITH A. KUHLMANN

                                    EXHIBIT B

                              FORM OF DEED OF TRUST

                                   [ATTACHED]

Order No.
Escrow No.
Loan No.

WHEN RECORDED MAIL TO:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road                      ---------------------------------------
Palo Alto, CA 94304                     BRENDA DAVIS                  RDE # 001
Attn:  Real Estate Dept.: DSS           SANTA CLARA COUNTY RECORDER   3/03/2000
                                        Recorded at the request of    8:00 AM
                                        Fidelity National Title Ins.

-------------------------------------------------------------------------------
                                       SPACE ABOVE THIS LINE FOR RECORDER'S USE


                     DEED OF TRUST WITH ASSIGNMENT OF RENTS
              (THIS DEED OF TRUST CONTAINS AN ACCELERATION CLAUSE)

This DEED OF TRUST, made                                              , between
Kirk D. Bowman and Edith A. Kuhlmann, husband and wife                , herein
called TRUSTOR, whose address is 20140 Orchard Meadow Saratogo, CA 95070
                                 (Number and Street)  (City)    (State)

FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation, herein called TRUSTEE, and Inktomi Corporation, a Delaware corporation, herein called BENEFICIARY,

WITNESSETH:  That Trustor grants to Trustee in Trust, with Power of Sale, that
property in the Unincorporated Area          County of Santa Clara, State of
California, described as:

  See Exhibit "A" attached hereto and made a part hereof for Legal Description



                                                  THIS DEED OF TRUST IS SECOND
                                                  AND SUBORDINATE TO THE LIEN
                                                  OF THAT CERTAIN DEED OF TRUST
                                                  RECORDING CONCURRENTLY
                                                  HEREWITH.


together with the rents, issues and profits thereof, subject, however, to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues and profits, for the purpose of securing
(1) payment of the sum of $1,500,000 with Interest thereon according to the terms of a promissory note or notes of even date herewith made by Trustor, payable to order of Beneficiary, and extensions or renewals thereof, (2) the performance of each agreement of Trustor incorporated by reference or contained herein and (3) payment of additional sums and interest thereon which may hereafter be loaned to Trustor, or his successors or assigns, when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust.

To protect the security of this Deed of Trust, and with respect to the property above described, Trustor expressly makes each and all of the agreements, and adopts and agrees to perform and be bound by each and all of the terms and provisions set forth in subdivision A, and it is mutually agreed that each and all of the terms and provisions set forth in subdivision B of the fictitious deed of trust recorded in Orange County August 17, 1964, and in all other counties August 18, 1964, in the book and at the page of the Official Records in the office of the county recorder of the county where said property is located, noted below opposite the name of such county, namely:


COUNTY        BOOK  PAGE    COUNTY      BOOK     PAGE  COUNTY           BOOK   PAGE  COUNTY      BOOK   PAGE
Alameda       1283  556     Kings       658      713   Placer           1028    379  Sierra        38    187
Alpine           3  130-31  Lake        437      110   Plumas            156   1307  Siskiyou     505    762
Amador         133  438     Lassen      192      367   Riverside        3778    347  Solano      1287    621
Butte         1330  513     Los Angeles T-3878   874   Sacramento       5039    124  Sonoma      2087    427
Calaveras      168  338     Madera      911      136   San Benito        300    405  Stanislaus  1970     56
Colusa         323  391     Marin      1849      122   San Bernardino   6213    788  Sutter       685    585
Contra Costa  4884    1     Mariposa     90      453   San Francisco   A-604    598  Tehama       457    183
Del Norte      101  549     Mendocino   567       99   San Joaquin      2855    283  Trinity      108    595
El Dorado      704  635     Merced     1680      763   San Luis Obispo  1311    137  Tulare      2530    108
Fresno        5052  623     Modoc       191       93   San Mateo        4778    178  Tuolumna     177    160
Glenn          469   76     Mono         69      302   Santa Barbara    2065    681  Ventura     2807    237
Humboldt       801   83     Monterey    357      239   Santa Clara      6628    664  Yolo         769     16
Imperial      1189  701     Napa        704      742   Santa Cruz       1538    607  Yuba         398    693
Inyo           165  672     Nevada      363       94   Shasta            500    633
Kern          3758  690     Orange     7182       18   San Diego    SERIES 5    Book 1964, page 149774


shall inure to and bind the parties hereto, with respect to the property above described. Said agreements, terms and provisions contained in said subdivisions A and B, (identical in all counties, and printed on pages 3 and 4 hereof) are by the within reference thereto, incorporated herein and made a part of this Deed of Trust for all purposes as fully as if set forth at length herein, and Beneficiary may charge for a statement regarding the obligation secured hereby, provided the charge therefor does not exceed the maximum allowed by law.

If the Trustor shall sell, convey or alienate said property, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the beneficiary being first had and obtained, beneficiary shall have the right, at its option, except as prohibited by law, to declare any indebtedness or obligations secured hereby, irrespective of the maturity date specified in any note evidencing the same, immediately due and payable.

The undersigned Trustor, requests that a copy of any notice of default and any notice of sale hereunder be mailed to him at his address hereinbefore set forth.

     See Rider to Deed of Trust, attached hereto and made a part hereof, for additional terms and conditions

STATE OF CALIFORNIA      )                   Signature of Trustor
COUNTY OF                )ss.
                         )
          ---------------
On                            , before me,
   ---------------------------               ----------------------------------
                                             Kirk D. Bowman
------------------------------
personally appeared                          ----------------------------------
                    ----------               Edith A. Kuhlmann

------------------------------,
personally known to me (or proved to me on            [NOTARIAL SEAL]
the basis of satisfactory evidence) to be the
person(s) whose name(s) is/are subscribed
to the within instrument and acknowledged             (This area for
to me that he/she/they executed the same          official notarial seal)
in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature
          -------------------------------

                            (continued on next page)
been given as then required by law, Trustee, without demand on Trustor, shall sell said property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone sale of all or any portion of said property by public time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee, or Beneficiary as hereinafter defined, may purchase at such sale.

     After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of: all sums expended under the terms hereof, not then repaid, with accrued interest at the amount allowed by law in effect at the date hereof; all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto.

     (7) Beneficiary, or any successor in ownership of any indebtedness secured hereby, may fropm time to time, by instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, which instrument, executed by the Beneficiary and duly acknowledged and recorded in the office of the recorder of the county or counties where said property is situated, shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the Trustee predecessor, succeed to all its title, estate, rights, powers and duties. Said instrument must contain the name of the original Trustor, Trustee and Beneficiary hereunder, the book and page where this Deed is recorded and the name and address of the new Trustee.

     (8) That this Deed applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term Beneficiary shall mean the owner and holder, including pledgees, of the note secured hereby, whether or not named as Beneficiary herein, in this Deed, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

     (9) That Trustee accepts this Trust when this Deed, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other Deed of Trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.



DO NOT RECORD                                     REQUEST FOR FULL RECONVEYANCE
-------------

TO FIRST AMERICAN TITLE INSURANCE COMPANY, TRUSTEE:

     The undersigned is the legal owner and holder of the note or notes, and of all other indebtedness secured by the foregoing Deed of Trust. Said note or notes, together with all other indebtedness secured by said Deed of Trust, have been fully paid and satisfied; and you are hereby requested and directed, on payment to you of any sums owing to you under the terms of said Deed of Trust, to cancel said note or notes above mentioned, and all other evidences of indebtedness secured by said Deed of Trust delivered to you herewith, together with the said Deed of Trust, and to reconvey, without warranty, to the parties designated by the terms of said Deed of Trust, all the estate now held by you under the same.

     Dated
           ----------------------------------

                                                -------------------------------
                                                -------------------------------

PLEASE MAIL DEED OF TRUST,
NOTE AND RECONVEYANCE TO
                         ------------------------------------------------------

DO NOT LOSE OR DESTROY THIS DEED OF TRUST OR THE NOTE WHICH IT SECURES. BOTH MUST BE DELIVERED TO THE TRUSTEE FOR CANCELLATION BEFORE RECONVEYANCE WILL BE MADE.

                                 DEED OF TRUST
                               WITH POWER OF SALE

                                     [LOGO]

                                 FIRST AMERICAN

                                TITLE INSURANCE

                                    COMPANY

                                    TRUSTEE

                                   EXHIBIT A

Lot 14, as shown on that certain Map entitled Tract No. 8456 which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on April 19, 1996 in Book 675 of Maps at page(s) 37 through 40.

Assessor's Parcel No:  503-10-060

                                 DO NOT RECORD

The following is a copy of Subdivisions A and B of the fictitious Deed of Trust recorded in each county in California as stated in the foregoing Deed of Trust and incorporated by reference in said Deed of Trust as being a part thereof as if set forth at length therein.

A.   To protect the security of this Deed of Trust, Trustor agrees:

     (1) To keep said property in good condition and repair; not to remove or demolish any building thereon; to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon and to pay when due all claims for labor performed and materials furnished therefor; to comply with all laws affecting said property or requiring any alterations of improvements to be made thereon; not to commit or permit waste thereof; not to commit, suffer or permit any act upon said property in violation of law; to cultivate, irrigate, fertilize, fumigate, prune and do all other acts which from the character or use of said property may be reasonably necessary, the specific enumerations herein not excluding the general.

     (2) To provide, maintain and deliver to Beneficiary fire insurance satisfactory to and with loss payable to Beneficiary. The amount collected under any fire or other insurance policy may be applied by Beneficiary upon any indebtedness secured hereby and in such order as Beneficiary may determine, or at option of Beneficiary the entire amount so collected or any part thereof may be released to Trustor. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

     (3) To appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and to pay all costs and expenses, including cost of evidence of title and attorney's fees in a reasonable sum, in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed.

     (4) To pay: at least ten days before delinquency all taxes and assessments affecting said property, including assessments on appurtenant water stock; when due, all encumbrances, charges and liens, with interest, on said property or any part thereof, which appear to be prior or superior hereto; all costs, fees and expenses of this Trust.

     Should Trustor fail to make any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may: make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof. Beneficiary or Trustee being authorized to enter upon said property for such purposes; appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior hereto; and, in exercising any such powers, pay necessary expenses, employ counsel and pay his reasonable fees.

     (5) To pay immediately and without demand all sums so expended by Beneficiary or Trustee, with interest from date of expenditure at the amount allowed by law in effect at the date hereof, and to pay for any statement provided for by law in effect at the date hereof regarding the obligation secured hereby any amount demanded by the Beneficiary not to exceed the maximum allowed by law at the time when said statement is demanded.

B.   It is mutually agreed:

     (1) That any award of damages in connection with any condemnation for public use or injury to said property or any part thereof is hereby assigned and shall be paid to Beneficiary who may apply or release such monies received by him in the same manner and with the same effect as above provided for disposition of proceeds of fire or other insurance.

     (2) That by accepting payment of any sum secured hereby after its due date, Beneficiary does not waive his right either to require prompt payment when due of all other sums so secured or to declare default for failure so to pay.

     (3) That at any time or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed and said note for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby, Trustee may: reconvey any part of said property; consent to the making of any map or plat thereof; join in granting any easement thereon; or join in any extension agreement or any agreement subordinating the lien or charge hereof.

     (4) That upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed and said note to Trustee for cancellation and retention or other disposition as Trustee in its sole discretion may choose and upon payment of its fees, Trustee shall reconvey, without warranty, the property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The Grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

     (5) That as additional security, Trustor hereby gives to and confers upon Beneficiary the right, power and authority, during the continuance of these Trusts, to collect the rents, issues and profits of said property, reserving unto Trustor the right, prior to any default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, to collect and retain such rents, issues and profits as they become due and payable. Upon any such default, Beneficiary may at any time without notice, either in person, by agent, or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of said property or any part thereof, in his own name sue for or otherwise collect such rents, issues, and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney's fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. The entering upon and taking possession of said property, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

     (6) That upon default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, Beneficiary may declare all sums secured hereby immediately due and payable by delivery to Trustee of written declaration of default and demand for sale and of written notice of default and of election to cause to be sold said property, which notice Trustee shall cause to be filed for record. Beneficiary also shall deposit with Trustee this Deed, said note and all documents evidencing expenditures secured hereby.

     After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of sale having

                        RIDER TO DEED OF TRUST GIVEN BY
              KIRK D. BOWMAN AND EDITH A. KUHLMANN, AS TRUSTORS,
             TO FIRST AMERICAN TITLE INSURANCE COMPANY, AS TRUSTEE,
 FOR THE BENEFIT OF INKTOMI CORPORATION, A DELAWARE CORPORATION AS BENEFICIARY

     The following provisions are hereby agreed to and made a part of the Deed of Trust with Assignment of Rents by Kirk D. Bowman and Edith A. Kuhlmann, as Trustors, in favor of First American Title Insurance Company, as Trustee, for the benefit of Inktomi Corporation, a Delaware corporation, as Beneficiary (the "Deed of Trust") as if fully set forth therein. Capitalized terms used herein shall have the same meanings ascribed to them in the Deed of Trust.

     1. NOTICES. Any notice, demand or request required or permitted to be given by either Beneficiary or Trustor pursuant to the terms of the Deed of Trust shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. Mail, Certified, First Class with postage prepaid, and addressed to the parties as follows (or to such other address as the recipient may from time to time designate in the manner prescribed herein): If to Beneficiary, at 4100 East Third Ave., MS FC2-6, Foster City, CA 94404,
Attention: Legal Department, and if to Trustors, at 20140 Orchard Meadow, Saratoga, California 95070. The address for notices may be modified by delivery of written notice to the other party and recordation of a supplement by the party requesting the change in accordance with this Section.

     2. OTHER MORTGAGES. Trustors shall fully perform and satisfy all covenants, conditions and obligations of Trustors under any and all mortgages and deeds of trust ("Mortgages"), now or hereafter encumbering any portion of the property encumbered by this Deed of Trust, including, but not limited to, that certain Deed of Trust of even date herewith by Trustors in favor of Bank of America securing an original principal amount of Seven Hundred Fifty Thousand DOllars ($750,000), (the "First Deed of Trust") and Trustors shall not cause or permit the aggregate indebtedness secured by the First Deed of Trust to exceed the amount of such indebtedness as of the date hereof. The occurrence of any default or event of default under any Mortgages and the existence of any indebtedness in excess of such amount shall each automatically constitute an immediate, material default under this Deed of Trust and shall entitle Beneficiary to exercise any and all rights and remedies under this Deed of Trust without first having given Trustors any notice of, or opportunity to cure, such default. In the event of any default by Trustor under any such Mortgages, Beneficiary may, in its discretion, cure such default, and the amounts paid and costs incurred by Beneficiary in connection with such cure shall be reimbursed to Beneficiary by Trustor upon demand, with interest thereon from the date incurred by Beneficiary until repaid at the default rate stated in the Note.

     3. LOAN AGREEMENT. Trustors shall fully perform and satisfy all covenants, conditions and obligations of Trustors under that certain Employee Loan Agreement entered into concurrently herewith by Trustors and Beneficiary (the "Loan Agreement"). The occurrence of any "Maturity Event" as defined in the note secured hereby shall automatically constitute an immediate, material default under this Deed of Trust (after the occurrence of any notice and the lapse of any cure period specified in the Loan Agreement) and shall entitle Beneficiary to exercise any and all rights and remedies under this Deed of Trust without first having given Trustors any further notice of, or opportunity to cure, such default.

     The Loan Agreement and Note provide, among other things, that if Trustors, without the prior written consent of Beneficiary, voluntarily or by operation of law, sell, convey, assign or otherwise transfer or agree to sell, convey or otherwise transfer, all or any portion of, or any interest in, the Property, the entire unpaid principal balance of the "Loan" described therein, together with all accrued but unpaid interest thereon, and all other sums due hereunder, shall become immediately due and payable without further demand or notice to Trustors.




-----------------------------
Kirk D. Bowman


-----------------------------
Edith A. Kuhlmann